                               POWER OF ATTORNEY


     WHEREAS, NORTHERN STATES POWER COMPANY, a Minnesota corporation (the Company), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, its Registration Statement Form S-4 relating to the sale of up to $22 million of the Company's Common Stock in connection with the acquisition of Black Mountain Gas Company.

     WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his name, respectively;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON, EDWARD J. McINTYRE and JOHN P. MOORE, JR., and each of them individually, his attorney, will full power to act for him and in his name, place and stead, to sign his name in the capacity or capacities set forth below to the Registration Statement relating to the sale of up to $22 million of the Company's Common Stock in connection with the acquisition of Black Mountain Gas Company and to any and all amendments (including post-effective amendments) to such Registration Statement, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 28th day of January, 1998.



     /s/ James J. Howard               /s/ Richard M. Kovacevich
     --------------------------------  ------------------------------------
     James J. Howard                   Richard M. Kovacevich, Director
     Principal Executive Officer &
     Director


     /s/ H. Lyman Bretting             /s/ Douglas W. Leatherdale
     --------------------------------  ------------------------------------
     H. Lyman Bretting, Director       Douglas W. Leatherdale, Director


     /s/ David A. Christensen          /s/ Margaret R. Preska
     --------------------------------  ------------------------------------
     David A. Christensen, Director    Margaret R. Preska, Director


     /s/ W. John Driscoll              /s/ A. Patricia Sampson
     --------------------------------  ------------------------------------
     W. John Driscoll, Director        A. Patricia Sampson, Director


     /s/ Giannantonio Ferrari          /s/ Roger D. Sandeen
     --------------------------------  ------------------------------------
     Giannantonio Ferrari, Director    Roger D. Sandeen,
                                       Chief Accounting Officer


     /s/ Dale L. Haakenstad            /s/ Edward J. McIntyre
     --------------------------------  ------------------------------------
     Dale L. Haakenstad, Director      Edward J. McIntyre,
                                       Chief Financial Officer

STATE OF MINNESOTA        )
                          )   ss.
COUNTY OF HENNEPIN        )

     On this 28th day of January, 1998, before me, Sutton A. Plombon, a Notary Public in and for said County and State, personally appeared each of the above-named directors of Northern States Power Company, a Minnesota corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and each person acknowledged to me that he executed the same as his own free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date above set forth.

                                [Notary Seal]

                                /s/ Sutton A. Plombon
                                --------------------------------